                                   EXHIBIT 6.7

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of July 22, 1999, by and among LONE OAK, INC., a Delaware corporation, as Buyer (the "Buyer"); and Howard R. Baer and Kevin C. Baer, as Sellers (collectively, the "Sellers").

                                   WITNESSETH

                  WHEREAS, the Sellers own an aggregate of 7,000,000 shares (the "Shares") of common stock, $.001 par value, of Politics.com, Inc., a Nevada corporation (the "Company"), representing 100% of the outstanding shares of Common Stock of the Company; and

                  WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, the Shares on the Closing Date (as defined herein);

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto intending to be legally bound, hereby agree as follows:

                                   Article I.

                                 SALE OF SHARES

         Section 1.1 DELIVERY OF SHARES.

                           (a) TO THE BUYER. On the terms and subject to the
                     conditions set forth in this Agreement, on the Closing Date, the Sellers shall deliver to the Buyer a certificate or certificates representing the number of Shares set forth opposite each Seller's name on Schedule A hereto, duly endorsed for transfer or accompanied by appropriate stock powers, duly executed, in either case in favor of the Buyer, and each certificate shall have all necessary stock transfer stamps affixed thereto at the expense of the Sellers.

         Section 1.2 PURCHASE CONSIDERATION. The aggregate consideration to be paid for the Shares (the "Purchase Price") shall consist of 7,000,000 shares of Common Stock, $.00001 par value, of the Buyer ("Buyer's Shares"), of which 5,250,000 shares shall be issued in the name of Howard R. Baer and of which 1,750,000 shares shall be issued in the name of Kevin C. Baer.

         Section 1.3 TRANSFER TAXES. The Buyer shall pay any stock transfer taxes, recording fees and other sales, use, purchase or similar taxes resulting from the transactions contemplated hereby.

         Section 1.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Buyer's Shares to be acquired by the Sellers pursuant to the terms hereof will be acquired for investment for Sellers' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Sellers have no present intention of selling, granting any participation in, or otherwise distributing the Buyer's Shares acquired by the Sellers. The Sellers have no contract, undertaking, agreement or arrangement with any person to sell or transfer, or grant any participation to such person or to any third person, with respect to any Buyer's Shares to be acquired by the Sellers.

         Section 1.5 ACCESS TO INFORMATION, EXPERIENCE, ETC.

                           (a) The Sellers have received and read and are
                     familiar with this Agreement. The Sellers have had an opportunity to ask questions of and receive answers from the Buyer concerning the terms and conditions of this purchase. The Sellers have substantial experience in evaluating non-liquid investments such as the Buyer's Shares and are capable of evaluating the merits and risks of an investment in the Buyer. Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

                           (b) The Sellers have been furnished access to such
                     information and documents as the Sellers have requested and the Sellers have been afforded an opportunity to ask questions of, and receive answers from, the Buyer concerning the terms and conditions of this Agreement and the purchase of the Buyer's Shares and all other matters deemed relevant to the Sellers.

                           (c) The Sellers acknowledge that they have had an
                     opportunity to evaluate all information regarding purchase of the Buyer's Shares as they deemed necessary or desirable in connection with the transactions contemplated by this Agreement, have independently evaluated the transactions contemplated by this Agreement and have reached their own decision to enter into this Agreement.

                           (d) The Sellers are capable of bearing the economic
                     risk of an investment in the Buyer's Shares and acknowledges that the Buyer's Shares will not be transferable without registration under the Securities Act of 1933 or an exemption therefrom.


                                  Article II.

                                     CLOSING

         Section 2.1 CLOSING DATE. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as soon as practicable at the offices of Brown Rudnick Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts 02111, or at such other time and place as the Buyer and the Sellers shall agree (the date on which such closing occurs being herein referred to as the "Closing Date").

                                  Article III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers hereby represents and warrants to the Buyer as follows:

         Section 3.1 OWNERSHIP. Each Seller owns the Shares set forth opposite his name on Schedule A hereto free and clear of all liens, claims or encumbrances of any nature. The Shares constitute all of the issued and outstanding Shares of Common Stock of the Company. Each Seller has full right, power, legal capacity and authority to transfer and deliver his Shares pursuant to this Agreement.

         Section 3.2 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. Each Seller has all requisite power and authority to enter into this Agreement, to perform all of its respective obligations hereunder and to consummate the transactions contemplated hereby without the approval of any third party. All necessary action has been taken by each Seller with respect to the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby and no further authorization will be necessary to authorize the execution and delivery by it hereof, and the performance of its respective obligations hereunder. There are no contractual, statutory or other restrictions of any kind upon the power and authority of each Seller to execute and deliver this Agreement, and to consummate the transactions contemplated hereunder and no action, waiver or consent by any federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement a valid instrument binding upon each Seller in accordance with its terms. This Agreement has been duly executed and delivered by each Seller and constitutes, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

         Section 3.3 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. Neither Seller is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement.

         Section 3.4 BROKER. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of either Seller.

                                  Article IV.

                 THE REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer hereby represents and warrants to each Seller as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The copies of the Charter and By-Laws of the Buyer, as amended to date, which have been furnished to Sellers' counsel by the Buyer, are correct and complete.


         Section 4.2 SUBSIDIARIES. The Buyer has no investments in any other corporation or business organization.

         Section 4.3 CAPITALIZATION. The authorized capital stock of the Buyer consists (i) of 50,000,000 shares of Common Stock, $.00001 par value, of which 2,091,487 shares are validly issued and outstanding, fully paid and non-assessable and (ii) 20,000,000 shares of Preferred Stock, $.0001 par value, of which none are issued and outstanding. There are no outstanding warrants, options or other rights to purchase or acquire the Buyer's Common Stock. There are no securities of the Buyer or any Subsidiary directly or indirectly convertible into or exchangeable for shares of capital stock of the Buyer or any Subsidiary. There are no restrictions on the transfer of the Buyer's Common Stock, except under applicable securities laws. Of the 2,091,487 shares of Common Stock issued and outstanding, an aggregate of 570,828 are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act") and an aggregate of 1,520,659 shares are tradable without restriction under the Act.

         Section 4.4 APPROVALS; COMPLIANCE WITH LAWS. Neither the Buyer nor any Subsidiary is in violation of its Charter or by-laws as of the date hereof.

         Section 4.5 FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the audited consolidated financial statements of the Buyer and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996, all of which statements are complete and correct and fairly present the financial position of the Buyer and its Subsidiaries on a consolidated basis, on the dates of such statements and the results of their operations on the applicable basis for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods.

         The most recent balance sheet included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet".

         Section 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any Subsidiary has any material accrued or contingent liability arising out of any transaction or state of facts existing prior to the date hereof other than as reflected or reserved against in the Base Balance Sheet.

         Section 4.7 ABSENCE OF CERTAIN CHANGES. Since the date of the Base Balance Sheet, there has not been:

                           (a) any change in the financial condition,
                     properties, assets, liabilities, business or operations of the Buyer or any Subsidiary which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect with respect to the Buyer or any Subsidiary;

                           (b) any contingent liability incurred by the Buyer or
                     any Subsidiary as guarantor or otherwise with respect to the obligations of others;

                           (c) any mortgage, encumbrance or lien placed on any
                     of the properties of the Buyer or any Subsidiary which remains in existence on the date hereof; or

                           (d) any obligation or liability incurred by the Buyer
                     or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business.

         Section 4.8 CONTRACTS AND COMMITMENTS. Neither the Buyer nor any Subsidiary has any contract, obligation or commitment which is material or which involves a potential commitment in excess of $10,000 or any employment contract, stock redemption or purchase agreement, financing agreement, license, lease, franchise, pension, profit-sharing, retirement or stock option plan. Neither the Buyer nor any Subsidiary is in default under any contract, obligation or commitment.

         Section 4.9 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Buyer nor any Subsidiary is in default in the performance of any material obligation, agreement or condition contained in any bond or debenture or any other evidence of indebtedness or any indenture or loan agreement of the Buyer or any Subsidiary which default affords to any person the unconditional right to accelerate any material indebtedness or terminate any material right or agreement of the Buyer or any Subsidiary.

         Section 4.10 LITIGATION. There is no litigation pending or, to the knowledge of the Buyer or any Subsidiary, threatened against the Buyer or any Subsidiary and there are no outstanding court orders, court decrees, or court stipulations to which the Buyer or any of its Subsidiaries is a party which will or could result in any materially adverse change in the condition, financial or otherwise, of Buyer or any of its Subsidiaries. The Buyer has no reason to believe that any such action, suit, proceeding or investigation may be brought against the Buyer or any of its Subsidiaries.

         Section 4.11 COMPLIANCE WITH LAW. Neither the Buyer nor any Subsidiary has violated any law, regulation, authorization or order of any public authority, including without limitation, any federal or state securities laws.

         Section 4.12 SALES OF SECURITIES. The Buyer has complied with all applicable state "blue-sky" and federal securities laws in connection with the issuance and sale of its Common Stock and other securities.

         Section 4.13 ASSETS AND LIABILITIES. The Buyer has approximately $60,000 in cash and no liabilities as of this date.

         Section 4.14 DISCLOSURE. The representations and warranties contained herein do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they are made.

         Section 4.15 AUTHORIZATION. The Buyer has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and approved by the Buyer and no further action on the part of the Buyer will be necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no contractual, statutory or other restrictions of any kind upon the power and authority of the Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and no action, waiver or consent by any Governmental Authority is necessary to make this Agreement a valid instrument binding upon the Buyer in accordance with its terms. The Buyer's Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         Section 4.16 EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation, enforceable against the Buyer in accordance with its terms, except
(i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

         Section 4.17 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. The Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement, except as may be required by applicable securities laws.

         Section 4.18 BROKER. The Buyer shall be responsible for any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of the Buyer.


                                   Article V.

                     COVENANTS OF THE SELLERS AND THE BUYER

         Section 5.1 Each of the Sellers and the Buyer covenants and agrees:

                           (a) BEST EFFORTS. To use its or their best efforts to
                     take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement.

                           (b) COMPLIANCE. To comply in all material respects
                     with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                           (c) NOTICE. To give prompt notice to the other party
                     of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                           (d) ANNOUNCEMENTS. That all public announcements,
                     statements and press releases concerning the transactions contemplated by this Agreement shall be mutually agreed to by the Buyer and the Sellers before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such press releases or make any such public statement prior to such mutual agreement, except as may be required by law.

         Section 5.2 REGISTRATION RIGHTS. The Buyer agrees to register at its expense the Buyer's Shares for resale by the Sellers under the Securities Act of 1933 in any Registration Statement (other than form S-8) filed by the Buyer after the date hereof.

                                  Article VI.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         Section 6.1 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing by the Sellers, of each of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. Buyer's
                     representations and warranties set forth in Article IV of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                           (b) PERFORMANCE OF AGREEMENT. All covenants,
                     conditions and other obligations under this Agreement which are to be performed or complied with by the Buyer shall have been performed and complied with in all material respects on or prior to the Closing including the delivery of stock certificates evidencing the Buyer's Shares and the fully executed instruments and documents in accordance with this Agreement.

                           (c) NO ADVERSE PROCEEDING. There shall be no pending
                     or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against the Buyer or the

                     Sellers by a third party for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                           (d) CERTIFICATES. The Buyer shall have delivered to
                     the Sellers a certificate, dated the Closing Date, executed by the Buyer to the effect that the conditions set forth in subsections (a), (b) and (c) of this Section 6.1 have been satisfied.

                           (e) CONSENTS AND APPROVALS. All filings and
                     registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

                                  Article VII.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Section 7.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing by the Buyer, of each of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
                     representations and warranties of the Sellers set forth in
                     Article III of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                           (b) PERFORMANCE OF AGREEMENT. All covenants,
                     conditions and other obligations under this Agreement which are to be performed or complied with by the Sellers shall have been performed and complied with in all material respects on or prior to the Closing including, without limitation, the delivery of (i) the certificates representing the Shares pursuant to the terms hereof and
                     (ii) fully executed instruments and documents in accordance with this Agreement.

                           (c) NO ADVERSE PROCEEDING. There shall be no pending
                     or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against the Buyer or the Sellers by any third party for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                           (d) CERTIFICATES. The Sellers shall have delivered to
                     the Buyer a certificate, dated the Closing Date to the effect that the conditions set forth in subsections (a),
                     (b) and (c) of this Section 7.1 have been satisfied.

                           (e) CONSENTS AND APPROVALS. All filings and
                     registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

                                 Article VIII.

                                 INDEMNIFICATION

         Section 8.1 SURVIVAL OF REPRESENTATIONS WARRANTIES AND AGREEMENTS. Subject to the limitations set forth in this Article VIII and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of the Buyer or the Sellers, all representations, warranties, covenants and agreements of the Buyer and the Sellers in this Agreement shall survive the execution, delivery and performance of this Agreement for the applicable statute of limitations period. The obligation of indemnity provided herein shall survive the Closing. All statements contained in any Exhibit, Schedule, statement, certificate or other writing pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Buyer or the Sellers, as the case may be, set forth in this Agreement within the meaning of this Article.

         Section 8.2 INDEMNIFICATION.

                           (a) Subject to the limitations set forth in this
                     Article VIII, the Sellers shall indemnify and hold harmless the Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by the Buyer, directly or indirectly, as a result of or arising from any inaccuracy in or breach of any of the representations, warranties or agreements made in this Agreement by that Seller or the non-performance of any covenant or obligation to be performed by the Seller under this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of the Buyer as the Indemnified Party (as defined below)).

                           (b) Subject to the limitations set forth in this
                     Article VIII, the Buyers shall, jointly and severally, indemnify and hold the Seller harmless from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by the Seller, directly or indirectly, as a result of or arising from any inaccuracy in or breach of any of the representations, warranties or agreements made in this Agreement by the Buyers or the non-performance of any covenant or obligation to be performed by the Buyers under this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Sellers as the Indemnified Party).

         Section 8.3 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS. The Indemnified Party shall give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity set forth in this Article VIII applies which notice shall describe said claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to control the defense or settlement of any such action subject to the provisions set forth below in the event such claim solely involves an action for monetary damages and could not affect the Indemnified Party's business going forward, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim (except for failure resulting from the Indemnified Party's failure to timely give notice of such Indemnifiable claim), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Except as permitted in the preceding sentence, the Indemnifying Party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld; provided, however, if such approval is unreasonably withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed compromise or settlement and the mount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, at the time such consent is unreasonably withheld. Notwithstanding the preceding sentence, the right of the Indemnified Party to compromise or settle any claim without the prior written consent of the Indemnifying Party shall only be available if a complete release of the

Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim.

                                  Article IX.

                                  MISCELLANEOUS

         Section 9.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer, including, without limitation, the legal fees and expenses of the Sellers; provided, that, in the event of the breach of this Agreement by a party, such party shall pay all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the other party.

         Section 9.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                           (a)      If to the Sellers, to:

              Howard R. Baer
              Kevin C. Baer
              The Baer Building
              2530 South Rural Road
              Tempe, Arizona  85282

              with a copy to:
              Brown Rudnick Freed & Gesmer, P.C.
              One Financial Center
              Boston, Massachusetts  02111
              Attn: John G. Nossiff, Esquire


                           (b)      If to Buyer, to:

              Lone Oak, Inc.
              c/o Fulford Partners Ltd.
              42-700 Bob Hope Drive
              Suite 304
              Rancho Mirage, California 92270
              Attn: Dal Grauer, President

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 9.2.

         Section 9.3 SPECIFIC PERFORMANCE. The parties hereto recognize that, became of the nature of the subject matter of this Agreement, it would be impractical and extremely difficult to determine actual damages in the event of a breach of this Agreement. Accordingly, if either party commits a breach of any of the provisions of hereof, as applicable, of this Agreement, the other party shall have the fight to seek and receive a temporary restraining order, injunction or other equitable remedy relating to the prevention or cessation of such breach, including, without limitation, the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that money damages will not provide an adequate remedy.

         Section 9.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings among the parties hereto.

         Section 9.5 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any fights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

         Section 9.6 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law rules of such state.

         Section 9.7 JURISDICTION. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Arizona state court or Federal court sitting in the State of Arizona over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Arizona state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         Section 9.8 FURTHER ASSURANCES. At, and from time to time after the Closing Date, at the request of either party but without further consideration, the Sellers will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the Buyer reasonably may request in order more effectively to convey, transfer, assign and deliver to the Buyer, and to place the Buyer in possession and control of the Shares, or to enable the Buyer to exercise and enjoy all rights and benefits of the Sellers with respect to the Shares.

         Section 9.9 SEVERABILITY. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and all the parties hereto shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         Section 9.10 HEADINGS. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         Section 9.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                 LONE OAK, INC.

                                 By:  /s/ Dal Grauer
                                    -------------------------
                                    Name:  Dal Grauer
                                    Title:  President

                                    /s/ Howard R. Baer
                                    -------------------------
                                     Howard R. Baer



                                    /s/ Kevin C. Baer
                                    -------------------------
                                     Kevin C. Baer

                                   SCHEDULE A


               NAME                                         # SHARES
               ----                                         --------

               Howard R. Baer                               5,250,000

               Kevin C. Baer                                1,750,000
